Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

EASTERN DISTRICT OF MISSOURI

EASTERN DIVISION

In re:	Chapter 11

CHROME HOLDING CO. (f/k/a 23ANDME	Case No. 25-40976-357
HOLDING CO.), et al.,[1]
Debtors.	(Jointly Administered)

GLOBAL NOTES AND STATEMENTS OF LIMITATIONS, METHODOLOGY,

AND DISCLAIMERS REGARDING THE DEBTORS’ MONTHLY OPERATING REPORT

On March 23, 2025 (the “Petition Date”), the above-captioned debtors and debtors in possession (collectively, the “Debtors”) each filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Missouri (the “Court”), thereby commencing these chapter 11 cases. The Debtors are operating their business and managing their property as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. On March 27, 2025, the Court entered an order authorizing the joint administration of these chapter 11 cases pursuant to rule 1015(b) of the Federal Rules of Bankruptcy Procedure [Docket No. 105]. On April 3, 2025, the United States Trustee for the Eastern District of Missouri (the “U.S. Trustee”) appointed an official committee of unsecured creditors pursuant to section 1102(a)(1) of the Bankruptcy Code (the “Creditors’ Committee”) [Docket No. 159]. On July 15, 2025, the U.S. Trustee appointed an official committee of equity security holders (the “Official Equity Committee” and, together with the Creditors’ Committee, the “Committees”) [Docket No. 1008].

On August 15, 2025, the Debtors filed initial versions of the Plan and Disclosure Statement (each as defined below). On September 24, 2025, the Debtors filed the First Amended Joint Chapter 11 Plan of Chrome Holding Co. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1362] (as modified, amended, or supplemented from time to time, the “Plan”) and the First Amended Disclosure Statement for the First Amended Joint Chapter 11 Plan of Chrome Holding Co. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1363] (as modified, amended, or supplemented from time to time, the “Disclosure Statement”). On September 25, 2025, the Court approved the Disclosure Statement, subject to certain modifications thereto.

The following global notes and statements of limitations, methodology, and disclaimers should be referred to and referenced in connection with any review of this MOR (as defined below).

[1]

The Debtors in each of these cases, along with the last four digits of each Debtor’s federal tax identification number, are: Chrome Holding Co. (0344), ChromeCo, Inc. (7371), Chrome Pharmacy Holdings, Inc. (4690), Lemonaid Community Pharmacy, Inc. (7330), Lemonaid Health, Inc. (6739), Lemonaid Pharmacy Holdings Inc. (6500), LPharm CS LLC (1125), LPharm INS LLC (9800), LPharm RX LLC (7746), LPRXOne LLC (3447), LPRXThree LLC (3852), and LPRXTwo LLC (1595). The Debtors’ service address for purposes of these chapter 11 cases is: 870 Market Street, Room 415, San Francisco, CA 94102.

1.

General Methodology. The Debtors are filing this consolidated monthly operating report (“MOR”) for the period from August 1, 2025, through and including August 31, 2025 (the “Reporting Period”), solely for the purpose of complying with the monthly reporting requirements applicable in the Debtors’ chapter 11 cases. This MOR is (a) unaudited, has not been prepared in accordance with (i) Generally Accepted Accounting Principles in the United States (“U.S. GAAP”) and does not include all of the information and footnotes required by U.S. GAAP, or (ii) federal or state securities laws or other applicable non-bankruptcy law or in lieu of complying with any period reporting requirements thereunder and (b) remains subject to future adjustments. This MOR is not intended to reconcile any financial statements otherwise prepared or distributed by the Debtors. This MOR should not be relied upon by any person for information relating to the current or future financial condition of the Debtors or their affiliates, the occurrence or non-occurrence of any event, or the performance of any of the Debtors or their affiliates as the results of operations addressed herein are not necessarily indicative of results that may be expected from any other period or for the full year and may not reflect the combined results of the Debtors’ operations, the Debtors’ financial position, or the Debtors’ schedule of receipts and disbursements in the future. The preparation of this MOR required the Debtors to make commercially reasonable estimates and assumptions with respect to the reported amounts of assets and liabilities at month end and the reported amounts of revenues and expenses during the applicable reporting periods. Actual results could differ materially from such estimates.

2.

Basis of Presentation. In preparing this MOR, the Debtors relied on financial information from the books and records available to them at the time of such preparation. The financial information contained herein is derived from the Debtors’ books and records without, among other things, all adjustments or reclassifications that may be necessary or typical for consolidated financial statements or to accord with U.S. GAAP. As a result, all information contained herein is subject to change, which could be material. Although the Debtors made commercially reasonable efforts to ensure the material accuracy and completeness of this MOR and because the Debtors’ accounting systems were developed to produce consolidated financial statements by business unit rather than financial statements by legal entity, it is possible that not all assets, liabilities, income, or expenses have been attributed to the correct legal entity.

The information contained in this MOR has not been subjected to procedures that would typically be applied to financial information presented in accordance with U.S. GAAP or any other recognized financial reporting framework. If such procedures were applied, the Debtors believe that the financial information presented in this MOR could be subject to material change.

For the reasons discussed above, there can be no assurance that the financial information presented herein is complete, and readers are strongly cautioned not to place undue reliance on this MOR. Moreover, the results of operations contained herein are not necessarily indicative of results which may be expected from any other period or for the full year and may not necessarily reflect the results of operations, financial position, and cash flows of the Debtors in the future.

3.

Reporting Period. Unless otherwise noted herein, this MOR generally reflects the Debtors’ books and records for the applicable Reporting Period. Unless otherwise noted herein, no adjustments have been made for activity occurring after the close of the Reporting Period.

4.

Consolidated Entity Accounts Payable and Disbursement Systems. Receivables and payables among the Debtors and their non-Debtor affiliates[2] are reported per the Debtors’ unaudited books and records. As described more fully in the Final Order (I) Authorizing (A) Continued Use of Cash Management System, (B) Maintenance of Bank Accounts and Business Forms, (C) Performance of

[2]	Non-Debtor affiliates exclude any controlling shareholder of Chrome Holding Co. f/k/a 23andMe Holding Co.

Intercompany Transactions, And (D) Certain Prepetition Obligations to Be Honored; (II) Granting Administrative Expense Priority Status to Postpetition Intercompany Claims Against The Debtors; And (III) Granting Related Relief [Docket No. 297], the Debtors utilize an integrated, centralized cash management system in the ordinary course of business to collect, concentrate, and disburse funds generated from their operations. Cash is being received and disbursed by the Debtors during these chapter 11 cases in a manner consistent with the Debtors’ historical cash management practices.

5.

Accuracy. The financial information disclosed herein was not prepared in accordance with federal or state securities laws or other applicable non-bankruptcy law or in lieu of complying with any periodic reporting requirements thereunder. Persons and entities trading in or otherwise purchasing, selling, or transferring claims against or interests in the Debtors should evaluate this financial information in light of the purposes for which it was prepared. The Debtors and their advisors are not liable for and undertake no responsibility (a) to indicate variations from state, federal, or other securities laws or (b) for any evaluations of the Debtors, including of their financial condition, based on the information provided in this MOR or any other information.

6.

Debtor in Possession Financing. On April 23, 2025, the Court entered the Final Order (A) Authorizing the Debtors to Obtain Postpetition Financing, Grant Liens, Provide Superpriority Administrative Expense Claims and Use Cash Collateral, (B) Modifying the Automatic Stay, and (C) Granting Related Relief [Docket No. 313] (the “DIP Order”), authorizing the Debtors, jointly and severally, to obtain a non-amortizing, priming, super-priority senior secured postpetition credit facility (the “DIP Facility”) in an aggregate principal amount of up to $35 million (the “Facility Amount”). Of the total Facility Amount, (a) $10 million became available following entry of the DIP Order, and (b) the remaining $25 million became available on May 16, 2025, following the Debtors’ announcement of an Acceptable Successful Bid (as defined in the DIP Credit Agreement (as defined below)), in each case, subject to the terms and conditions set forth in DIP Order and that certain Senior Secured, Super-Priority Debtor-in-Possession Loan and Security Agreement by and among the Debtors, as Borrowers, and JMB Capital Partners Lending, LLC (the “DIP Lender”) or its permitted designees or assignees, as Lender (as amended, modified, or supplemented from time to time, the “DIP Credit Agreement”).

On May 5, 2025, the Debtors made an initial draw of $10 million under the DIP Facility. On June 5, 2025, the Debtors and the DIP Lender entered into that certain Second Amendment to Senior Secured, Super-Priority Debtor-in-Possession Loan and Security Agreement, which, among other things, increased the Facility Amount by an additional $25 million [Docket No. 717]. On June 24, 2025, the Debtors made an additional draw of $15 million under the DIP Facility. On July 14, 2025, the Debtors paid the DIP Lender all outstanding amounts under the DIP Facility in connection with the Sale (as defined below) (the “DIP Repayment”).

Please refer to the DIP Order for additional details.

7.

Asset Purchase. On June 27, 2025, the Court entered an order authorizing the sale (the “Sale”) of substantially all of the Debtors’ assets to 23andMe Research Institute f/k/a TTAM Research Institute (the “Purchaser”). On July 14, 2025, the Debtors and the Purchaser closed the Sale.[3] As a result of the Sale, the Debtors have made certain adjustments to their reporting methodology as disclosed herein or in this MOR. On September 10, 2025, (a) Debtors Chrome Holding Co., Lemonaid Health, Inc., and Chrome Pharmacy Holdings, Inc., (b) Lemonaid SPV, Inc., and (c) Bambumeta Ventures, LLC entered

[3]	The Purchaser’s asset purchase agreement provides that the Purchaser will acquire the Debtors’ Lemonaid telehealth business pursuant to a chapter 11 plan, subject to higher or better offers.

into a Stock Purchase Agreement for the sale of the Debtors’ Lemonaid telehealth business, which includes telehealth services providing medical care, pharmacy fulfillment, and the lab and test ordering services operated by Debtor Lemonaid Health, Inc. (the “Lemonaid Sale”). The Lemonaid Sale remains subject to Court approval through the Debtors’ Plan.

8.

Payment of Prepetition Claims Pursuant to First Day Orders. Following the Petition Date, the Court entered various orders authorizing, but not directing, the Debtors to, among other things, pay certain prepetition: (a) charges assessed by the Debtors’ banks; (b) insurance obligations; (c) employee wages, salaries, and related items (including employee benefit programs); (d) taxes and assessments; (e) customer program obligations; and (f) critical vendor obligations (collectively, the “First Day Orders”). To the extent any payments were made during the Reporting Period on account of prepetition claims pursuant to the authority granted to the Debtors by the Court under the First Day Orders, such payments have been included in this MOR (subject to the notes and statements and limitations provided herein).

9.

Reservation of Rights. The Debtors reserve all rights to amend or supplement this MOR in all respects, as may be necessary or appropriate. Nothing contained in this MOR shall constitute a waiver of any of the Debtors’ rights or an admission with respect to their chapter 11 cases.

10.

Insiders. Information regarding the individuals listed as “insiders” in this MOR have been included for informational purposes only. The Debtors do not take any position with respect to, and reserve all rights with respect to: (a) such person’s influence over or control of the Debtors, (b) the management responsibilities or functions of such individual, (c) the decision-making or corporate authority of such individual, and (d) whether such individual could successfully argue that he or she is not an “insider” under applicable law, including any state, federal, or other securities law, or with respect to any theories of liability or for any other purpose.

11.	Currency. All amounts shown in this MOR are in United States dollars unless otherwise stated.

12.

MOR Information Requests. The Debtors and/or their advisors are managing an email address to which parties may send requests for additional information from the Debtors regarding the information contained in this and all other MORs. For any such requests, please send an email to 23andMeInfo@ra.kroll.com.

13. Specific MOR Disclosures.

Notes to Part 1: Cash Receipts and Disbursements

•

Figures include cash as reported in the Debtors’ bank statements. Reconciliation differences will exist between bank statement balances and balance sheet cash balances due to ordinary course timing differences between payment execution in the Debtors’ financial system and disbursement of funds from the Debtors’ bank accounts. In addition, certain reconciliation differences will exist as a result of the Sale and certain payment and reimbursement mechanics (the “Payment Mechanics”) between the Debtors and the Purchaser outlined in that certain (a) Asset Purchase Agreement, dated as of June 13, 2025, by and among Chrome Holding Co. f/k/a 23andMe Holding Co. (“HoldCo”), the Additional Sellers (as defined therein), and the Purchaser and (b) Transition Services Agreement dated as of July 14, 2025 by and among HoldCo, the Additional Sellers, and the Purchaser Parties (as defined therein) (collectively, the “Sale Agreements”).

•

Item (a)-(d): figures exclude certain disbursements made by the Debtors for the benefit of the Purchaser during the Reporting Period, which were reimbursed by the Purchaser in connection with the Payment Mechanics.

Notes to Part 2: Asset and Liability Status

•	See “Basis of Presentation” notes above regarding certain adjustments or reclassifications applied at a consolidated level.

•

Because the Debtors’ existing recording systems were not designed to distinguish between pre- and postpetition liabilities, the Debtors have commenced a process to distinguish between pre- and postpetition liabilities, the results of which are reflected in this MOR. As the Debtors continue this process and additional information becomes available, the allocation of liabilities between prepetition and postpetition periods may change.

•

Items (k–m): Prepetition liabilities (i.e., items (k), (l), and (m)) reflect liabilities included in “Liabilities subject to compromise” on the Debtors’ balance sheet as well as other prepetition liabilities that may be uncompromised pursuant to the relief granted via the First Day Orders. The Debtors’ inclusion or exclusion of any amounts in the presentation of “liabilities subject to compromise” in the Balance Sheet is done solely to enable the Debtors to expeditiously prepare this MOR pursuant to the Debtors’ reporting obligations and does not indicate a view, of the Debtors or of any other person, as to whether and to what extent the respective liabilities may be impaired.

Notes to Part 4: Income Statement

•	See “Basis of Presentation” notes above regarding certain adjustments or reclassifications applied at a consolidated level.

•

This MOR has not been subject to certain quarterly or annual adjustment procedures, including income tax provision and impairment assessment procedures. The information presented herein may materially differ if such procedures were applied.

•

Item (b): “Cost of revenue” on the Debtors’ balance sheet is classified as a cost of goods sold (i.e., item (b)). Cost of Revenue includes the day-to-day costs of operating the business like facility and equipment costs, and depreciation and amortization.

•	Item (e): Depreciation and Amortization are netted with the totals for the Cost of Service, General and Administrative and Other expenses and have not been broken out as a separate line item.

•	Item (f): Other expenses (i.e., item (f)) include Research and Development expenses and other income.

Notes to Part 5: Professional Fees and Expenses

•

Item (c): Part 5(c) provides the total of professional fees and expenses paid presented in Part 5(a) and Part 5(b), as well as professional fees and expenses paid for professionals employed by the Committees.

•

The Debtors pay fees and expenses of Kroll Restructuring Administration LLC, as the Debtors’ claims and noticing agent, pursuant to the Final Order Authorizing Appointment of Kroll Restructuring Administration LLC as Claims and Noticing Agent and Administrative Advisor Effective as of the Petition Date [Docket No. 308].

•	The Debtors pay fees and expenses of retained professionals in accordance with the Local Rules of Bankruptcy Procedure for the Eastern District of Missouri.

•

The Debtors pay fees and expenses of ordinary course professionals in accordance with the Order (I) Authorizing the Retention and Compensation of Certain Professionals Utilized in the Ordinary Course of Business and (II) Granting Related Relief [Docket No. 354].

•

The Debtors reimburse Alvarez & Marsal North America, LLC for its reasonable costs and expenses in connection with the Debtors’ Chief Restructuring Officer’s appointment as the Foreign Representative in the Debtors’ ancillary proceedings in the Supreme Court of British Columbia in Vancouver, British Columbia, pursuant to the Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C-36 pursuant to the Order (I) Authorizing Matthew Kvarda to Act as Foreign Representative; and (II) Granting Related Relief [Docket No. 392].

Notes to Part 6: Postpetition Taxes

•

In the ordinary course of business, the Debtors collect, withhold, and incur income taxes, franchise taxes, sales and use taxes, personal property taxes, foreign taxes, and other governmental and regulatory and employee-related taxes, penalties, interests, assessments, and fees (collectively, the “Taxes and Fees”). On April 23, 2025, the Court entered a final order [Docket No. 303] authorizing, but not directing, the Debtors to, among other things, pay Taxes and Fees that arise or accrue in the ordinary course of business on a postpetition basis consistent with prepetition practices. The Debtors believe that they are current with respect to any postpetition Taxes and Fees that have come due.

Notes to Part 7: Questionnaire

•

Item (a): Pursuant to the relief granted in the Debtors’ various First Day Orders, the Debtors have made payments on account of prepetition debts as they come due in the ordinary course of business. Where applicable, details of these payments have been delivered to the required notice parties pursuant to the reporting requirements set forth in the First Day Orders.

•	Item (g): Please refer to the “Debtor in Possession Financing” notes above regarding approved postpetition financing.

UNITED STATES BANKRUPTCY COURT Eastern DISTRICT OF Missouri In Re. Chrome Holding Co. (f/k/a 23andMe Holding § Case No. 25-40976 Co.) § § Lead Case No. 25-40976 Debtor(s) § Jointly Administered Monthly Operating Report Chapter 11 Reporting Period Ended: 08/31/2025 Petition Date: 03/23/2025 Months Pending: 5 Industry Classification: 6 2 1 5 Reporting Method: Accrual Basis Cash Basis Debtor’s Full-Time Employees (current): 0 Debtor’s Full-Time Employees (as of date of order for relief): 0 Supporting Documentation (check all that are attached): (For jointly administered debtors, any required schedules must be provided on a non-consolidated basis for each debtor) Statement of cash receipts and disbursements Balance sheet containing the summary and detail of the assets, liabilities and equity (net worth) or deficit Statement of operations (profit or loss statement) Accounts receivable aging Postpetition liabilities aging Statement of capital assets Schedule of payments to professionals Schedule of payments to insiders All bank statements and bank reconciliations for the reporting period Description of the assets sold or transferred and the terms of the sale or transfer /s/ Thomas H. Riske Thomas H. Riske Signature of Responsible Party Printed Name of Responsible Party 10/01/2025 120 S. Central Avenue, Suite 1800, St. Louis, Missouri Date 63105 Address STATEMENT: This Periodic Report is associated with an open bankruptcy case; therefore, Paperwork Reduction Act exemption 5 C.F.R. § 1320.4(a)(2) applies. UST Form 11-MOR (12/01/2021) 1

Debtor's Name Chrome Holding Co. (f/k/a 23andMe Holding Co.) Case No. 25-40976

Part 1: Cash Receipts and Disbursements		Current Month	Cumulative
a.	Cash balance beginning of month	$0	
b.	Total receipts (net of transfers between accounts)	$0	$0
c.	Total disbursements (net of transfers between accounts)	$0	$0
d.	Cash balance end of month (a+b-c)	$0	
e.	Disbursements made by third party for the benefit of the estate	$0	$0
f.	Total disbursements for quarterly fee calculation (c+e)	$0	$0

Part 2: Asset and Liability Status (Not generally applicable to Individual Debtors. See Instructions.)		Current Month
a.	Accounts receivable (total net of allowance)	$0
b.	Accounts receivable over 90 days outstanding (net of allowance)	$0
c.	Inventory (Book ◉ Market ◯ Other ◯ (attach explanation))	$0
d	Total current assets	$0
e.	Total assets	$0
f.	Postpetition payables (excluding taxes)	$0
g.	Postpetition payables past due (excluding taxes)	$0
h.	Postpetition taxes payable	$0
i.	Postpetition taxes past due	$0
j.	Total postpetition debt (f+h)	$0
k.	Prepetition secured debt	$0
l.	Prepetition priority debt	$0
m.	Prepetition unsecured debt	$0
n.	Total liabilities (debt) (j+k+l+m)	$0
o.	Ending equity/net worth (e-n)	$0

Part 3: Assets Sold or Transferred		Current Month	Cumulative
a.	Total cash sales price for assets sold/transferred outside the ordinary course of business	$0	$0
b.	Total payments to third parties incident to assets being sold/transferred outside the ordinary course of business	$0	$0
c.	Net cash proceeds from assets sold/transferred outside the ordinary course of business (a-b)	$0	$0

Part 4: Income Statement (Statement of Operations) (Not generally applicable to Individual Debtors. See Instructions.)		Current Month	Cumulative
a.	Gross income/sales (net of returns and allowances)	$0	
b.	Cost of goods sold (inclusive of depreciation, if applicable)	$0	
c.	Gross profit (a-b)	$0	
d.	Selling expenses	$0	
e.	General and administrative expenses	$0	
f.	Other expenses	$0	
g.	Depreciation and/or amortization (not included in 4b)	$0	
h.	Interest	$0	
i.	Taxes (local, state, and federal)	$0	
j.	Reorganization items	$0	
k.	Profit (loss)	$0	$0

UST Form 11-MOR (12/01/2021) 2

Debtor’s Name Chrome Holding Co. (f/k/a 23andMe Holding Co.) Case No. 25-40976 Part 5: Professional Fees and Expenses Approved Approved Paid Current Paid Current Month Cumulative Month Cumulative a. Debtor’s professional fees & expenses (bankruptcy) Aggregate Total Itemized Breakdown by Firm Firm Name Role i ii iii iv v vi vii viii ix x xi xii xiii xiv xv xvi xvii xviii xix xx xxi xxii xxiii xxiv xxv xxvi xxvii xxviii xxix xxx xxxi xxxii xxxiii xxxiv xxxv xxxvi UST Form 11-MOR (12/01/2021) 3

Debtor's Name Chrome Holding Co. (f/k/a 23andMe Holding Co.) Case No. 25-40976

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UST Form 11-MOR (12/01/2021) 4

Debtor’s Name Chrome Holding Co. (f/k/a 23andMe Holding Co.) Case No. 25-40976 lxxix lxxx lxxxi lxxxii lxxxiii lxxxiv lxxxv lxxxvi lxxxvi lxxxvi lxxxix xc xci xcii xciii xciv xcv xcvi xcvii xcviii xcix c ci Approved Approved Paid Current Paid Current Month Cumulative Month Cumulative b. Debtor’s professional fees & expenses (nonbankruptcy) Aggregate Total Itemized Breakdown by Firm Firm Name Role i ii iii iv v vi vii viii ix x xi xii xiii xiv UST Form 11-MOR (12/01/2021) 5

Debtor's Name Chrome Holding Co. (f/k/a 23andMe Holding Co.) Case No. 25-40976

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UST Form 11-MOR (12/01/2021) 6

Debtor's Name Chrome Holding Co. (f/k/a 23andMe Holding Co.) Case No. 25-40976

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UST Form 11-MOR (12/01/2021) 7

Debtor's Name Chrome Holding Co. (f/k/a 23andMe Holding Co.) Case No. 25-40976

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c.	All professional fees and expenses (debtor & committees)			$0	$0	$0	$0

Part 6: Postpetition Taxes		Current Month	Cumulative
a.	Postpetition income taxes accrued (local, state, and federal)	$0	$0
b.	Postpetition income taxes paid (local, state, and federal)	$0	$0
c.	Postpetition employer payroll taxes accrued	$0	$0
d.	Postpetition employer payroll taxes paid	$0	$0
e.	Postpetition property taxes paid	$0	$0
f.	Postpetition other taxes accrued (local, state, and federal)	$0	$0
g.	Postpetition other taxes paid (local, state, and federal)	$0	$0

Part 7: Questionnaire - During this reporting period:

a. Were any payments made on prepetition debt? (if yes, see Instructions) — Yes ○ No ◉

b. Were any payments made outside the ordinary course of business without court approval? (if yes, see Instructions) — Yes ○ No ◉

c. Were any payments made to or on behalf of insiders? — Yes ○ No ◉

d. Are you current on postpetition tax return filings? — Yes ◉ No ○

e. Are you current on postpetition estimated tax payments? — Yes ◉ No ○

f. Were all trust fund taxes remitted on a current basis? — Yes ◉ No ○

g. Was there any postpetition borrowing, other than trade credit? (if yes, see Instructions) — Yes ○ No ◉

h. Were all payments made to or on behalf of professionals approved by the court? — Yes ○ No ○ N/A ◉

i. Do you have:
- Worker's compensation insurance? — Yes ◉ No ○
  - If yes, are your premiums current? — Yes ◉ No ○ N/A ○ (if no, see Instructions)
- Casualty/property insurance? — Yes ◉ No ○
  - If yes, are your premiums current? — Yes ◉ No ○ N/A ○ (if no, see Instructions)
- General liability insurance? — Yes ◉ No ○
  - If yes, are your premiums current? — Yes ◉ No ○ N/A ○ (if no, see Instructions)

j. Has a plan of reorganization been filed with the court? — Yes ◉ No ○

k. Has a disclosure statement been filed with the court? — Yes ◉ No ○

l. Are you current with quarterly U.S. Trustee fees as set forth under 28 U.S.C. § 1930? — Yes ◉ No ○

UST Form 11-MOR (12/01/2021) 8

Debtor's Name Chrome Holding Co. (f/k/a 23andMe Holding Co.) Case No. 25-40976

Part 8: Individual Chapter 11 Debtors (Only)

a.	Gross income (receipts) from salary and wages	$0
b.	Gross income (receipts) from self-employment	$0
c.	Gross income from all other sources	$0
d.	Total income in the reporting period (a+b+c)	$0
e.	Payroll deductions	$0
f.	Self-employment related expenses	$0
g.	Living expenses	$0
h.	All other expenses	$0
i.	Total expenses in the reporting period (e+f+g+h)	$0
j.	Difference between total income and total expenses (d-i)	$0
k.	List the total amount of all postpetition debts that are past due	$0
l.	Are you required to pay any Domestic Support Obligations as defined by 11 U.S.C § 101(14A)?	Yes ◯ No ◉
m.	If yes, have you made all Domestic Support Obligation payments?	Yes ◯ No ◯ N/A ◉

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28 U.S.C. § 589b authorizes the collection of this information, and provision of this information is mandatory under 11 U.S.C. §§ 704, 1106, and 1107. The United States Trustee will use this information to calculate statutory fee assessments under 28 U.S.C. § 1930(a)(6). The United States Trustee will also use this information to evaluate a chapter 11 debtor's progress through the bankruptcy system, including the likelihood of a plan of reorganization being confirmed and whether the case is being prosecuted in good faith. This information may be disclosed to a bankruptcy trustee or examiner when the information is needed to perform the trustee's or examiner's duties or to the appropriate federal, state, local, regulatory, tribal, or foreign law enforcement agency when the information indicates a violation or potential violation of law. Other disclosures may be made for routine purposes. For a discussion of the types of routine disclosures that may be made, you may consult the Executive Office for United States Trustee's systems of records notice, UST-001, "Bankruptcy Case Files and Associated Records." *See* 71 Fed. Reg. 59,818 et seq. (Oct. 11, 2006). A copy of the notice may be obtained at the following link: http://www.justice.gov/ust/eo/rules_regulations/index.htm. Failure to provide this information could result in the dismissal or conversion of your bankruptcy case or other action by the United States Trustee. 11 U.S.C. § 1112(b)(4)(F).

I declare under penalty of perjury that the foregoing Monthly Operating Report and its supporting documentation are true and correct and that I have been authorized to sign this report on behalf of the estate.

/s/ Joe Selsavage	Joe Selsavage
Signature of Responsible Party	Printed Name of Responsible Party
Interim Chief Executive Officer and Chief Financial and	10/01/2025
Title	Date

UST Form 11-MOR (12/01/2021) 9

Debtor’s Name Chrome Holding Co. (f/k/a 23andMe Holding Co.) Case No. 25-40976 PageOnePartOne PageOnePartTwo PageTwoPartOne PageTwoPartTwo UST Form 11-MOR (12/01/2021) 10

Debtor’s Name Chrome Holding Co. (f/k/a 23andMe Holding Co.) Case No. 25-40976 Bankruptcy1to50 Bankruptcy51to100 NonBankruptcy1to50 NonBankruptcy51to100 UST Form 11-MOR (12/01/2021) 11

Debtor’s Name Chrome Holding Co. (f/k/a 23andMe Holding Co.) Case No. 25-40976 PageThree PageFour UST Form 11-MOR (12/01/2021) 12

Exhibit - 1
In re: ChromeCo, Inc. (f/k/a 23andMe, Inc.), et al.	Lead Case No.:	25-40976
($ in 000s)	Reporting Period:	8/1/2025 - 8/31/2025

Cash Receipts and Disbursements

	25-40977 23andMe, Inc.	25-40976 23andMe Holding Co.	25-40978 23andMe Pharmacy Holdings, Inc.	25-40979 Lemonaid Community Pharmacy, Inc	25-40980 Lemonaid Health, Inc.	25-40981 Lemonaid Pharmacy Holdings Inc.	25-40982 LPharm CS LLC	25-40983 LPharm INS LLC	25-40984 LPharm RX LLC	25-40975 LPRXOne LLC	25-40986 LPRXTwo LLC	25-40985 LPRXThree LLC
Beginning bank cash balance	$292,755	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Total receipts	4,107	—	—	—	—	—	—	—	—	—	—	—
Total disbursements	(15,050)	—	—	—	—	—	—	—	—	—	—	—

Ending bank cash balance	$281,812	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Notes: Cash Balance includes approximately $30.2M of Professional Fee Admin Reserves in the Carve Out Account.

Exhibit - 2
In re: ChromeCo, Inc. (f/k/a 23andMe, Inc.), et al.	Lead Case No.:	25-40976
($ in 000s)	Reporting Period:	8/1/2025 - 8/31/2025

Balance Sheet

	Consolidated	25-40977 23andMe, Inc.	25-40975 LPRXOne LLC	25-40980 Lemonaid Health, Inc.	25-40976 23andMe Holding Co.	25-40978 23andMe Pharmacy Holdings, Inc.	25-40979 Lemonaid Community Pharmacy, Inc	25-40981 Lemonaid Pharmacy Holdings Inc.	25-40982 LPharm CS LLC	25-40983 LPharm INS LLC	25-40984 LPharm RX LLC	25-40986 LPRXTwo LLC	25-40985 LPRXThree LLC
Assets
Current assets:
Cash and Cash Equivalents	$282,996	$282,996	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Accounts receivable	—	—	—	—	—	—	—	—	—	—	—	—	—
Prepaid Expenses	1,812	1,784	—	28	—	—	—	—	—	—	—	—	—
Inventory	176	—	176	—	—	—	—	—	—	—	—	—	—

Total current assets	284,984	284,780	176	28	—	—	—	—	—	—	—	—	—
Property and equipment, net	$406	$166	$240	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Lease right-of-use assets, net	78	66	12	—	—	—	—	—	—	—	—	—	—
Restricted cash	5,723	5,723	—	—	—	—	—	—	—	—	—	—	—
Intangible assets, net	22,395	19,672	—	2,723	—	—	—	—	—	—	—	—	—
Other assets	17,233	17,075	158	—	—	—	—	—	—	—	—	—	—

Total assets	$330,819	$327,481	$586	$2,751	$—	$—	$—	$—	$—	$—	$—	$—	$—

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$36,458	$35,523	$628	$308	$—	$—	$—	$—	$—	$—	$—	$—	$—
Deferred revenue	550	—	308	242	—	—	—	—	—	—	—	—	—
Lease Liabilities	1,736	1,663	73	—	—	—	—	—	—	—	—	—	—
Tax Payable	3	3	—	—	—	—	—	—	—	—	—	—	—
Other Current Liabilities	59	59	—	—	—	—	—	—	—	—	—	—	—

Total current liabilities	38,806	37,247	1,009	550	—	—	—	—	—	—	—	—	—
Other Liabilities	224	224	—	—	—	—	—	—	—	—	—	—	—

Total liabilities not subject to compromise	39,030	37,472	1,009	550	—	—	—	—	—	—	—	—	—
Liabilities subject to compromise:
Accounts payable and accrued payable	$7,474	$7,394	$25	$55	$—	$—	$—	$—	$—	$—	$—	$—	$—
Lease liabilities	18,104	18,104	—	—	—	—	—	—	—	—	—	—	—
Loss contingencies	49,560	49,560	—	—	—	—	—	—	—	—	—	—	—

Total liabilities	114,169	112,530	1,034	605	—	—	—	—	—	—	—	—	—
Common Stock	$3	$3	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Additional paid-in capital	2,434,805	2,434,805	—	—	—	—	—	—	—	—	—	—	—
Accumulated Deficit - Retained Earnings	(67,064)	(67,064)	—	—	—	—	—	—	—	—	—	—	—
Accumulated Deficit - Net Income	(2,151,094)	(2,151,094)	—	—	—	—	—	—	—	—	—	—	—

Total liabilities and equity	$330,819	$329,180	$1,034	$605	$—	$—	$—	$—	$—	$—	$—	$—	$—

Notes: The Debtors maintain their books and records on a consolidated basis in the ordinary course of business, however, this MOR was prepared on an entity-by-entity basis. Accordingly, column “Consolidated” was included to provide a consolidated view of the Balance Sheet for reconciliation purposes only.

Exhibit - 3
In re: ChromeCo, Inc. (f/k/a 23andMe, Inc.), et al.	Lead Case No.:	25-40976
($ in 000s)	Reporting Period:	8/1/2025 - 8/31/2025

Income Statement

	25-40977 23andMe, Inc.	25-40975 LPRXOne LLC	25-40980 Lemonaid Health, Inc.	25-40976 23andMe Holding Co.	25-40978 23andMe Pharmacy Holdings, Inc.	25-40979 Lemonaid Community Pharmacy, Inc	25-40981 Lemonaid Pharmacy Holdings Inc.	25-40982 LPharm CS LLC	25-40983 LPharm INS LLC	25-40984 LPharm RX LLC	25-40986 LPRXTwo LLC	25-40985 LPRXThree LLC
Revenue:
Total consumer services revenue	$—	$—	$267	$—	$—	$—	$—	$—	$—	$—	$—	$—
Total research services and other revenue	—	—	—	—	—	—	—	—	—	—	—	—
Total product revenue	—	1,449	—	—	—	—	—	—	—	—	—	—

Total revenue	—	1,449	267	—	—	—	—	—	—	—	—	—
Expenses:
Cost of revenue	$—	$522	$684	$—	$—	$—	$—	$—	$—	$—	$—	$—
Sales and marketing	360	—	—	—	—	—	—	—	—	—	—	—
General and administrative	5,348	—	—	—	—	—	—	—	—	—	—	—
Research and development	46	—	—	—	—	—	—	—	—	—	—	—

Total expenses	5,754	522	684	—	—	—	—	—	—	—	—	—
Income (Loss) from operations	$(5,713)	$927	$(417)	$—	$—	$—	$—	$—	$—	$—	$—	$—
Interest and other (expense) income:
Total - Interest income	$718	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Total - Other (expense) income	(1)	—	—	—	—	—	—	—	—	—	—	—

Total interest and other (expense) income	716	—	—	—	—	—	—	—	—	—	—	—
Reorganization items
Professional fees	$(319)	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Board fees	$(34)	—	—	—	—	—	—	—	—	—	—	—
Legal fees	$(6,573)	—	—	—	—	—	—	—	—	—	—	—
Transportation	$(3)	—	—	—	—	—	—	—	—	—	—	—
Accommodations	$(3)	—	—	—	—	—	—	—	—	—	—	—
Gain/Loss on Sale of Subsidiary	$(14)	—	—	—	—	—	—	—	—	—	—	—

Total Reorganization item gain (losses)	(6,944)	—	—	—	—	—	—	—	—	—	—	—
Net Loss	$(11,982)	$927	$(417)	$—	$—	$—	$—	$—	$—	$—	$—	$—

Net income (loss)	$(11,982)	$927	$(417)	$—	$—	$—	$—	$—	$—	$—	$—	$—

Exhibit - 4
In re: ChromeCo, Inc. (f/k/a 23andMe, Inc.), et al.	Lead Case No.:	25-40976
($ in 000s)	Reporting Period:	8/1/2025 - 8/31/2025

Certification Regarding Postpetition Taxes

The Debtors hereby submit this attestation regarding postpetition tax payments during the period of August 1 through August 31, 2025.

The Debtors are authorized to pay Taxes and Fees that arise or accrue in the ordinary course of business on a postpetition basis consistent with prepetition practices. The Debtors believe that they are current with respect to any postpetition Taxes and Fees that have come due.

/s/ Joe Selsavage	10/1/2025
Signature of Authorized Individual	Date

Joe Selsavage	10/1/2025
Printed Name of Authorized Individual	Date

Exhibit - 5
In re: ChromeCo, Inc. (f/k/a 23andMe, Inc.), et al.	Lead Case No.:	25-40976
($ in 000s)	Reporting Period:	8/1/2025 - 8/31/2025

Schedule of Pre-Petition Payments

The Debtors hereby submit this attestation regarding prepetition payments during the period of August 1 through August 31, 2025

All payments made by the Debtors during the period of August 1 through August 31, 2025 (and included in the disbursements reported herein), were authorized under First Day Orders granted by the Court.

/s/ Joe Selsavage	10/1/2025
Signature of Authorized Individual	Date

Joe Selsavage	10/1/2025
Printed Name of Authorized Individual	Date

Exhibit - 6
In re: ChromeCo, Inc. (f/k/a 23andMe, Inc.), et al.	Lead Case No.:	25-40976
($ in 000s)	Reporting Period:	8/1/2025 - 8/31/2025

All Bank Statements and Bank Reconciliations for the Reporting Period

The Debtors hereby submit this attestation regarding bank account reconciliations in lieu of providing copies of bank statements, bank reconciliations, and journal entries.

The Debtors’ standard practice is to ensure that bank reconciliations are completed as part of the month end close each reporting period. I attest that each of the Debtors’ bank accounts has been reconciled in accordance with their standard practices.

/s/ Joe Selsavage	10/1/2025
Signature of Authorized Individual	Date

Joe Selsavage	10/1/2025
Printed Name of Authorized Individual	Date